Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 21, 2022, with respect to the consolidated financial statements of Airgain, Inc., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG, LLP

San Diego, California

March 21, 2022